Exhibit 10.12
[GLOBAL CONSUMER LETTERHEAD]
December ___, 2008
Global Consumer Acquisition Corp.
1370 Avenue of the Americas, 28th Floor
New York, New York 10019
     Re:     Agreement Relating to the Board of Directors of Global Consumer Acquisition Corp.
Mr.                     :
     This letter agreement (the “Letter Agreement”) is being delivered to you in connection with your agreement hereby to serve as a member of the board of directors (the “Board”) of Global Consumer Acquisition Corp., a Delaware corporation (the “Company”). In connection with and in consideration of your appointment to the Board, and in consideration of the representations, warranties and mutual covenants made in this Letter Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Acknowledgement of Appointment. You hereby acknowledge that Jason N. Ader, in his capacity as sole member of the Board, will appoint you to the Board to serve as a director of the Company until the earlier of (i) your resignation, removal or death or (ii) the due election and qualification of your successor. You further acknowledge that you will be appointed to the Audit Committee of the Company and any other committees of the Board as the Board may determine from time to time.
     2. Equity Compensation.
     a. In consideration of your participation on the Board and any committee thereof, the Company agrees to grant you 50,000 restricted stock units (the “Restricted Stock Units”) with respect to shares of the Company’s common stock (“Common Stock”), subject to approval of the Company’s stockholders of the issuance of the Restricted Stock Units in connection with the solicitation of proxies for approval of a Business Combination (as defined below). The Company hereby agrees that it will not solicit proxies or consents from its stockholders for approval of a Business Combination unless the Company solicits proxies or consents from its stockholders to approve the issuance of the Restricted Stock Units concurrently therewith.
     For purposes of this Letter Agreement, “Business Combination” shall mean the initial acquisition by the Company of one or more assets or operating businesses with a fair market value of at least 80% of the Company’s net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination, pursuant to which the Company will require that a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and less than 30% of the public stockholders both vote against the proposed acquisition and exercise their conversion rights.
     b. The Restricted Stock Units shall be fully vested on the closing date of a Business Combination (the “Vesting Date”); provided, however, that you have been performing services for the Company from the date hereof up to and including the Vesting Date. Delivery and settlement of Restricted Stock Units will occur on the date that is 180 calendar days after the closing date of the Business Combination. Restricted Stock Units granted hereunder will be settled by delivery of one share of Common Stock for each Restricted Stock Unit settled.
     c. If you resign from the Board for any reason or are terminated from the Board for cause (as determined by a majority of the members of the Board excluding you) prior to the consummation of a Business Combination, you acknowledge and agree that the Company shall have no obligation hereunder to solicit proxies or consents from its stockholders to approve the issuance of the Restricted Stock Units and you forfeit any rights, powers or privileges to receive Restricted Stock Units or shares of Common Stock in connection therewith.
     3. Lock-Up. You agree that during the Lock-up Period (as defined below), you will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, (i) the Restricted Stock Units or any part thereof, (ii) any shares of Common Stock or (iii) any other securities of the Company (collectively, the “Securities”). The foregoing restriction is expressly agreed to preclude you or any of your affiliates from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any Securities or any part thereof. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Securities or any part thereof. The “Lock-Up Period” will commence on the date of this Letter Agreement and continue for a period of 180 calendar days after the closing date of a Business Combination.
     Notwithstanding the foregoing, during the Lock-Up Period you may transfer the Securities or any part thereof (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of you or your immediate family, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. You further understand and agree that this paragraph 3 is irrevocable and shall be binding upon your heirs, legal representatives, successors, and assigns.
     4. Waiver of Trust. You hereby acknowledge that the aggregate gross proceeds from the Company’s initial public offering (“IPO”), including the proceeds received upon the consummation of the exercise of the over-allotment option, and proceeds received from a private placement that closed simultaneously with the first closing of the IPO, was placed in a trust account (the “Trust Account”) for the benefit of the Company’s public stockholders. You further acknowledge and agree that you do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account established by the Company (“Claim”) and hereby waive any Claim you may have in the future as a result of, or arising out of, the matters contemplated by this Letter Agreement and will not seek recourse against the Trust Account for any reason whatsoever, including any accrued interest not released to the Company in accordance with the terms of the IPO.
     5. Representations and Warranties. You hereby represent and warrant to the Company as follows:
     a. You have all the requisite power, authority and legal capacity to execute and deliver this Letter Agreement, to perform fully your obligations hereunder and to consummate the transactions contemplated hereby.
     b. This Letter Agreement constitutes your legal, valid and binding obligations, enforceable against you in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles.
     c. You are an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
     d. You have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of entering into this Letter Agreement and to make an informed decision relating thereto.
     e. The receipt of Restricted Stock Units and shares of Common Stock pursuant to the terms and conditions of this Letter Agreement will be for your account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.
     f. You understand that your shares of Common Stock may not be sold, transferred or otherwise disposed of by you without registration under the Securities Act and any applicable state securities laws, or an exemption thereto, and your shares of Common Stock shall bear the following legend: THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.
     6. Counterparts. This Letter Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.
     7. D&O Coverage. As long as the Company maintains directors and officers liability insurance, the levels of coverage shall not be reduced from those currently in effect as of the date of this Agreement.

     8. Headings. The headings contained in this Letter Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Letter Agreement.
     9. Amendments Waivers.
     a. No amendment or waiver of any provision of this Letter Agreement shall be valid unless the same shall be in writing and signed by each of the parties. No amendment to the indemnification provisions of the Company’s Certificate of Incorporation or By-laws, each as may be amended from time to time, may become effective without your having at least five (5) business days prior written notice of the adoption thereof.
     b. This Letter Agreement is intended to comply with the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be limited, construed and interpreted in a manner so as to comply therewith.
     10. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
     a. This Letter Agreement and all matters arising directly or indirectly herefrom shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to any principles of conflict of laws (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
     b. Any actions, suits or proceedings arising out of or relating to this Letter Agreement shall be heard and determined in any state or federal court sitting in the Borough of Manhattan, The City of New York, and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
     c. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER

VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(c).
     11. Severability. If any provision of this Letter Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.
     12. Entire Agreement. This Letter Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
     13. Assignment. This Letter Agreement shall not be assigned by you, other than by operation of law, without the prior written consent of the Company in its sole discretion.
     14. Effective Date of this Letter Agreement. This Letter Agreement shall not become effective and shall have no force and effect until and unless you are duly appointed to the Board.
     15. Conflict of Interest. You hereby agree, until the earliest of the Company’s consummation of a Business Combination, the Company’s liquidation or such time as you cease to be a director, (i) to present to the Company for the Company’s consideration, prior to presentation to any other entity, any business opportunity which may reasonably be deemed appropriate for the Company based on the description in the Company’s registration statement on Form S-1 of the Company’s proposed business or which is required to be presented to the Company under Delaware General Corporation Law, (ii) that you shall not assist or participate with any other person or entity in the pursuit of or negotiation with respect to such business opportunity unless and until you receive written notice from the Company that the Company has determined not to pursue such business opportunity and (iii) that you will not seek any business opportunity that would conflict with the Company’s search for an acquisition candidate, which would include any involvement in a blank check company that is potentially seeking acquisition candidates in the global consumer products and services industry.
     16. Indemnification Agreement. In the event that the Company enters into an Indemnification Agreement with any director of the Company having terms that are different than the terms of your Indemnification Agreement with the Company, you shall receive prompt written notice thereof and the Company, at your request, will amend your Indemnification Agreement to include such of those terms as you may request.
     17. Acknowledgement of Current Report on Form 8-K. You acknowledge that the Company intends to file a Current Report on Form 8-K (the “8-K”) in connection with your appointment to the Board that will set forth, among other things, your appointment to the Board and a summary of the terms of this Letter Agreement. You have been provided with the opportunity to review your biographical information included in the 8-K in advance of filing with the Securities and Exchange Commission.
[Signature page follows.]

Sincerely,

GLOBAL CONSUMER ACQUISITION CORP.
By:
	Name:	Jason N. Ader
Title:

Acknowledged and Agreed to as
of the date first written above:

[Director]